                                                 Exhibit 99.1

Barings BDC, Inc. Announces Chief Executive Officer Transition

Thomas McDonnell to Succeed Eric Lloyd as CEO Effective January 1, 2026

CHARLOTTE, N.C., November 6, 2025 - Barings BDC, Inc. (NYSE: BBDC) (“Barings BDC” or the “Company”) today announced that its Board of Directors has appointed Thomas Q. McDonnell as Chief Executive Officer, effective January 1, 2026. Mr. McDonnell will succeed Eric Lloyd, who has served as CEO from August 2018 to August 2022 and resumed the role in December 2022. Mr. Lloyd will continue to serve as Executive Chairman of the Company’s Board of Directors and will remain President of Barings LLC, where he will continue to lead the firm’s global strategic initiatives.
Mr. McDonnell brings more than 30 years of experience in global finance, investment management and strategic business planning. He previously spent nearly two decades at Barings, where he served as a Managing Director and a member of the U.S. High Yield Investment Committee and other credit related investment committees. During his tenure, Mr. McDonnell played a key role in managing multi-strategy and global loan portfolios, navigating complex credit environments across multiple market cycles and spearheading fundraising efforts exceeding $15 billion. Earlier in his career, he held roles at Patriarch Partners, Bank of America and JP Morgan Chase, where he focused on deal structuring, credit risk management, portfolio strategy and financial planning. Mr. McDonnell also serves on the board of directors of Rocade Holdings LLC, a specialty finance company focused on litigation finance. Mr. McDonnell is a graduate of State University of New York at Buffalo where he obtained a B.S. degree in Business Management and a Master of Business Administration (MBA) Accounting degree. Mr. McDonnell is a retired Certified Public Accountant.
Eric Lloyd commented: “It has been a privilege to lead Barings BDC during a period of growth and strong performance. Tom is a proven leader with deep knowledge of our business, investment philosophy and the broader Barings platform. I am confident that under his leadership, Barings BDC will continue to deliver long-term value for shareholders.”
Thomas McDonnell added: “I am honored to return to Barings in this new capacity and to lead such an accomplished team. With Barings’ extensive credit platform, disciplined underwriting and shareholder-focused approach, the Company is well positioned to continue generating attractive returns. I look forward to partnering with Eric, the Board and the broader Barings organization to advance our mission and build on our strong momentum.”
About Barings BDC
Barings BDC, Inc. (NYSE: BBDC) is a publicly traded, externally managed investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Barings BDC seeks to invest primarily in senior secured loans in middle-market companies that operate across a wide range of industries. Barings BDC’s investment activities are managed by its investment adviser, Barings, a leading global asset manager based in Charlotte, NC with $470+ billion* of AUM firm-wide. For more information, visit www.baringsbdc.com.
About Barings LLC
Barings is a $470+ billion* global investment manager sourcing differentiated opportunities and building long-term portfolios across public and private fixed income, real estate, and specialist equity markets. With investment professionals based in North America, Europe and Asia Pacific, the firm, a subsidiary of MassMutual, aims to serve its clients, communities and employees, and is committed to sustainable practices and responsible investment. Learn more at www.barings.com.
*Assets under management as of September 30, 2025
Forward-Looking Statements
Statements included herein may constitute “forward-looking statements,” which relate to future events or Barings BDC’s future performance or financial condition. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about Barings BDC, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,”

“predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond Barings BDC’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in Barings BDC’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which Barings BDC makes them. Barings BDC does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.
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